SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2010

AMARU, INC.
(exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
000-32695	88-0490089
Commission File Number	IRS Employer Identification Number
62 Cecil Street, #06-00 TPI Building, Singapore 049710
(Address of principal executive offices)

Registrant's telephone number, including area code: (65) 6332 9287

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED

AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On May 17, 2010, the management of Amaru, Inc., a Nevada corporation (the “Registrant”) concluded upon accepting the recommendation of its independent registered public accounting firm, Mendoza, Berger & Company, LLC,  that the Registrant's audited financial statements for the fiscal year ended December 31, 2009 should no longer be relied upon. The Registrant will amend the financial statements to provide that the asset of film library is fully impaired at December 31, 2009 and will file an amended annual report for the fiscal year ended December 31, 2009.

Due to the material nature of the impairment of the Registrant's film library asset at and for the year ending December 31, 2009 and the fact that the film library failed to produce any of the budgeted revenue for the fiscal year, management has concluded that a full impairment of the film library was warranted and should have been recorded at December 31, 2009 on the Form 10-K filing.  The film library was impaired for the year ended 2009 in accordance with the requirements of impairment of long lived assets as stated in ASC 360.

The Registrant's management has discussed the matters described in this Item 4.02(a) with the Board of Directors and the members of the Audit Committee of the Registrant and the Registrant's independent registered public accounting firm, Mendoza Berger & Company, LLP all of whom are in agreement with the adjustment.

The management of the Company believes that the film library as a long term asset still has an intrinsic value, to which it cannot presently quantify.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 28, 2010	AMARU, INC. By: /s/ Chua Leong Hin Chua Leong Hin President and CEO

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